Exhibit 10.27

Loan Agreement

This Loan Agreement (this “Agreement”) is entered into by the following parties (the “Parties”) on February 25, 2009 in the People’s Republic of China (“PRC”):

Lender: Beijing Ambow Online Software Co., Ltd.

Address: 18th Floor, Building A, Chengjian Plaza, No. 18, BeiTaiPingZhuang Road,

Haidian District, Beijing

Contact: Jin Huang

Borrowers:

Xiaogang Feng, Xuejun Xie and Yisi Gu (collectively “Borrowers”)

WHEREAS:

(1) Borrowers have established a limited liability company in PRC (the “Domestic Company”). Xiaogang Feng holds 40% equity interest in the Domestic Company, Xuejun Xie holds 30% equity interest in the Domestic Company, and Yisi Gu holds 30% equity interest in the Domestic Company; and

(2) Lender is a wholly foreign owned enterprise established in China (“Ambow Online”);

Through friendly consultations and in the spirit of equality and mutual benefits, the Parties agree as follows:

1. Loan

1.1 Lender agrees to provide a loan to Xiaogang Feng, the principal of which amounts to RMB400,000; a loan to Xuejun Xie, the principal of which amounts to RMB300,000; and a loan to Yisi Gu, the principal of which amounts to RMB300,000 (collectively “Loans”).

1.2 Borrowers agree to accept the aforementioned Loans provided to them respectively by Ambow Online and assume the underlying obligations and responsibilities.

1.3 The Parties agree that the Loans under this Agreement shall bear no interest.

2. Conditions

Borrowers hereby undertake that the Loans hereunder shall be only used to make equity investment in the Domestic Company. Without Ambow Online’s prior written consent, Borrowers shall not use any equity interest in the Domestic Company that is resulted from such Loans to pledge, assume obligations, create any third party interests, or transfer such equity interest to any third party.

3. Repayment

3.1 Borrowers and Ambow Online hereby mutually agree and acknowledge that, to the extent permitted by the PRC laws, Ambow Online shall determine at its sole discretion the timing and method of the repayment of the Loans hereunder and notify Borrowers in writing of such arrangements seven (7) days in advance. Borrowers and Ambow Online further agree that Borrowers shall not early repay the loan to Lender unless Lender notifies Borrowers in writing that the Loans hereunder have expired or as otherwise provided herein.

3.2 The Parties agree that, subject to the PRC laws and necessary approvals of the PRC government (if applicable), if Borrowers transfer all or part of their equity interest in the Domestic Company to any transferees in accordance with the provisions of the Call Option Agreement entered into by Borrowers and Ambow Online on the even date herewith (including any amendments thereafter), the loan that Borrowers shall repay to Ambow Online under this Agreement and is equivalent in amount to the price of the transferred equity interest (“Price of Transferred Shares”, as defined below) shall be deemed repaid. For the purposes of this Section, the Price of Transferred Shares shall be calculated as follows: Price of Transferred Shares = Total Amount of Loans x (Number of Transferred Shares/Total Number of Shares).

3.3 If the offset of the Price of Transferred Shares provided in Section 3.2 above is not allowed under applicable PRC laws, Borrower shall use all the proceeds from the sale of all the equity interest in the Domestic Company to repay the Loans. After Lender has received all the proceeds (applicable taxes and fees deducted), Borrower’s loan hereunder shall be deemed fully repaid.

3.4 Borrowers and Ambow Online hereby mutually agree and acknowledge that, under any of the following circumstances, Borrowers shall repay the loan immediately:

3.4.1 Borrowers are dead, or have no legal capacity or restricted legal capacity;

3.4.2 Borrowers resign or are dismissed from Ambow Online or its affiliate;

3.4.3 Borrowers commit any crime or are involved in criminal activities;

3.4.4 Any other third party claims against Borrowers for payment of any debt exceeding RMB 100,000.

4. Representations and Warranties

4.1 Borrowers make the following representations and warranties to Ambow Online and acknowledge that Ambow Online executes and performs this Agreement in reliance on such representations and warranties:

4.1.1 Borrowers have full civil capacity and have the authority to execute this Agreement;

4.1.2 Borrowers’ execution of this Agreement will not violate any laws or obligations binding upon them;

4.1.3 Upon execution, this Agreement shall constitute a binding obligation of Borrowers;

4.1.4 Borrowers have not engaged in any criminal act or been involved in any criminal activities;

4.1.5 Borrowers will not use all or part of their equity interest in the Domestic Company to create any pledge, assume any obligations, create any third party’s interests, or transfer such equity interest to any third party.

4.2 Ambow Online makes the following representations and warranties to Borrowers:

(1) It will execute and perform this Agreement within its corporate power and business scope; it has taken necessary corporate actions and obtained appropriate authorizations, consents and approvals from third parties and government departments, and it will not violate any legal and contractual restrictions which it is subject to or may be affected;

(2) Upon execution, this Agreement shall constitute lawful, valid and binding obligations that may be enforced against Ambow Online in accordance with the terms hereof.

5. Breach

Where Borrowers fail to repay Ambow Online the Loans in accordance with the provisions of this Agreement, Borrowers shall pay Ambow Online overdue interest at the daily rate of 0.01% for any loan which is due and payable.

6. Effectiveness and Termination

This Agreement shall come into effect from the date of execution by the Parties and terminate after Borrowers fully repay the Loans under this Agreement.

7. Confidentiality

7.1 Either Party agrees to use its best endeavors to take all reasonable measures to keep confidential all confidential materials and information that is known to or accessed by it by means of disclosure by the other Party (“Confidential Information”). Without the disclosing Party’s prior written consent, the receiving Party shall not disclose, give or transfer any such Confidential Information to any third party. Upon termination of this Agreement, the receiving Party shall return to the disclosing Party or destroy any documents, materials or software that may contain the Confidential Information at the disclosing Party’s request, and delete any confidential information from any relevant memory devices, and shall not continue to use such Confidential Information.

8.2 The Parties agree that this Section shall survive regardless of whether this Agreement is altered, terminated or expired.

8. Notices

8.1 Any notices or other communications given by either Party as required hereunder shall be written in Chinese, and sent to the other Party’s address by personal delivery, or generally accepted courier service or facsimile.

8.2 If the notices are sent by personal delivery, they shall be deemed as effectively delivered on the date of delivery; if they are sent by facsimile, they shall be deemed as effectively delivered on the day following the date of facsimile transmission; if they are sent by courier, they shall be deemed effectively given on the day shown on the return receipt.

9. Governing Law and Dispute Resolution

9.1 This Agreement shall be governed by and construed in accordance with the PRC laws.

9.2 If any dispute arises between the Parties in connection with the interpretation and performance of the terms hereof, the Parties shall negotiate in good faith to resolve such dispute. If no agreement can be reached, either Party may submit such dispute to the China International Economic and Trade Arbitration Commission for arbitration in accordance with its then effective arbitration rules. The arbitration shall be conducted in Chinese in Beijing. The award of the arbitration shall be final and binding upon the disputing Parties.

9.3 Except the matters in dispute, the Parties shall continue to perform their respective obligations hereunder in good faith in accordance with the provisions hereof.

10. Force Majeure

10.1 A “Force Majeure Event” means any event that is beyond either Party’s reasonable control and cannot be avoided by the affected Party even with due care, including without limitation fire, explosion, storm, flood, earthquake, tide, lightning or war. However, inadequacy of credit standing, funds or financing shall not be deemed an event that is beyond either Party’s reasonable control. If the Party affected by any “Force Majeure Event” seeks a waiver of its obligations hereunder, it shall notify the other Party of such waiver and the steps to be taken to complete the performance as soon as possible.

10.2 When the performance of this Agreement is delayed or impeded by the “Force Majeure” defined in the preceding paragraph, the Party affected by the “Force Majeure” shall not assume any liability hereunder to the extent delayed or impeded. The Party affected by the “Force Majeure” shall take proper measures to mitigate or eliminate the influence of the “Force Majeure”, and endeavor to resume the performance of its obligations that is delayed or impeded by the “Force Majeure”. Once the Force Majeure Event is eliminated, the Parties agree to use their best endeavors to resume the performance of this Agreement.

11. Miscellaneous

11.1 Any amendment and supplement to this Agreement shall be made by written agreement duly signed by the Parties. Any signed amendment and supplement constitutes part of this Agreement and shall have the same force and effect as this Agreement.

11.2 Borrowers shall not assign their rights and obligations hereunder to any third party without Ambow Online’s prior written consent.

11.3 Should any provisions hereof be found to be illegal or unenforceable under applicable laws, such provisions shall be deemed deleted from this Agreement and invalid. However, this Agreement shall remain effective and shall be deemed not having such provisions from the beginning. The Parties shall discuss with each other to replace the deleted provisions with lawful and valid provisions that are acceptable to Party A.

IN WITNESS WHEREOF, the authorized representatives of the Parties have executed this Agreement on the date first above written.

LENDER
Beijing Ambow Online Software Co., Ltd.

Authorized Representative:	/s/ Jin Huang

BORROWERS
Xiaogang Feng

Signature:	/s/ Xiaogang Feng

Xuejun Xie

Signature:	/s/ Xuejun Xie

Yisi Gu

Signature:	/s/ Yisi Gu